EXHIBIT 1
                                                                       ---------


                             JOINT FILING AGREEMENT


                  Each of the undersigned hereby agrees that the Schedule 13D with respect to the common stock, par value $.01, of Sabratek Corporation (to which this Agreement is attached as Exhibit 1), and all subsequent amendments, may be filed on behalf of each such person.



June 2, 1997


                                                     MSI, INC.



                                                     By: /s/ James A. Meer
                                                     ---------------------
                                                           James A. Meer
                                                           Authorized Officer



                                                     MARSAM PHARMACEUTICALS INC.



                                                     By: /s/ James A. Meer
                                                     ---------------------
                                                           James A. Meer
                                                           Authorized Officer



                                                     SCHEIN PHARMACEUTICAL, INC.



                                                     By: /s/ James A. Meer
                                                     ---------------------
                                                           James A. Meer
                                                           Authorized Officer